Exhibit 99.1

PRESS RELEASE

REPORT OF EARNINGS

November 6, 2015

Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (NYSE MKT symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the “Company”), for the three and nine months ended October 3, 2015 and September 27, 2014, in thousands of dollars except share and per share amounts.

	Three Months Ended		Nine Months Ended
	October 3,	September 27,	October 3,	September 27,
	2015	2014	2015	2014
Net sales	$1,410,773	$1,622,641	$4,291,017	$4,796,868
Net earnings attributable to Seaboard	$3,027	$105,149	$67,580	$247,946

Net earnings per common share	$2.59	$89.83	$57.73	$209.91
Average number of shares outstanding	1,170,550	1,170,550	1,170,550	1,181,217

Notes to Report of Earnings:

Seaboard Corporation today filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission. Seaboard has provided access to the Quarterly Report on Form 10-Q on its website at http://www.seaboardcorp.com/investors